Exhibit 10.2

Employment Agreement

Name of Employer	:	Lee Tat Transportation International Limited
Address of Employer	:	2/F & Roof, 52 Chan Uk Po, Sheung Shui, N.T., H.K.

Name of Employee	:	Cheung Koon Wing
Address of Employee	:	G/F & 1/F, 52 Chan Uk Po, Sheung Shui, N.T., H.K.

This employment agreement effective as of the 01st January, 2015 between Lee Tat Transportation International Limited (Employer) and Cheung Koon Wing (Employee), Employer and employee agrees to the following terms and conditions:

Date of employment:

With effect from 01st January 2015, until either party terminates the agreement.

Position of Employment:

The position is Director

Working Hours:

There is no fixed working hours, and the employer arranges working hours

Rest Days:

There is no fixed rest day, but each work 7 days can enjoy no less than 1 day rest day

Salary:

HK$30,000 per month

Holidays:

Employees are entitled to labor holidays

Annual Leave:

The Employee shall be entitled to an annual leave of Seven days (7) holidays. The Employee shall take his leave entitlement not later than 12 months after the end of every 12 months continuous service and if the Employee fails to take that leave by the end of such period, then any leave remaining for that period will be deemed to have been forfeited.

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Maternity Salary:

Employees may have maternity leave and maternity leave under the Employment Ordinance.

Sickness Allowance:

Employees may enjoy sickness allowance under the Employment Ordinance

Termination of Agreement of Employment:

It would take 7 days for a party to terminate this agreement or to pay a salary equal to the notice period

Mandatory Provident Fund:

Employers and employees contribute to the Mandatory Provident Fund Scheme in accordance with the Mandatory Provident Fund Schemes Ordinance.

Arrange of Typhoon:

When the typhoon no. 8 or above is hoisted, employees do not have to go to work and wages will not be deducted.

Arrange of Black Rainstorm Warning:

When the Black Rainstorm Warning is hoisted, employees do not have to go to work and wages will not be deducted.

Other:

Employees may enjoy other rights, benefits or guarantees under the provisions of the Employment Ordinance, the Minimum Wage Ordinance, the Employees' Compensation Ordinance or other relevant Ordinances.

Signed by Employee:	Lee Tat Transportation Int’l Ltd.

/s/ Cheung Koon Wing	/s/ Cheung Koon Wing
Name: Cheung Koon Wing	Name: Cheung Koon Wing
HKID: C345321(7)	Position: Director
Date: 01st January, 2015	Date: 01st January, 2015

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